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                                                                  EXHIBIT 10.27F

                  LETTER SUPPLEMENTAL TO SHAREHOLDERS AGREEMENT
                RELATING TO INTERNATIONAL WIRELESS COMMUNICATIONS
                     PAKISTAN LIMITED DATED 17TH JULY, 1997

We, International Wireless Communications Limited ("IWC") and South Asia Wireless Communications (Mauritius) Limited ("South Asia") refer to:

     1. the shareholders agreement of even date hereto (the "Shareholders Agreement") between ourselves relating to our investment in International Wireless Communications Pakistan Limited ("IWC Pakistan"); and

     2. the share purchase agreement of even date hereto (the "Share Purchase Agreement") between Motorola International Development Corporation and IWC Pakistan relating to the purchase of shares in Pakistan Mobile Communications (Pvt.) Ltd. ("PMCL").

We agree that notwithstanding any other provision of the Shareholders Agreement, South Asia alone shall have the right to determine whether or not IWC Pakistan:

     (a) elects to postpone Closing of the Share Purchase Agreement until 16th September, 1997 by reason of the License not having been re-issued by 13th August, 1997 (the "License Condition"); and

     (b) exercises its right by 13th September, 1997 not to acquire the shares in PMCL pursuant to the Share Purchase Agreement 1997 by reason of the License Condition not having been fulfilled.

It is further agreed that if the License Condition is not fulfilled and South Asia shall on behalf of IWC Pakistan decide that IWC Pakistan shall not complete the purchase of the shares in PMCL under the Share Purchase Agreement, South Asia shall procure that the shares held by it in IWC Pakistan are forthwith transferred at cost to IWC and that the directors nominated by it to the board of IWC Pakistan forthwith resign.


/s/ Robin Maule
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for and on behalf of
International Wireless Communications Limited

/s/ Antonio Yeung
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for and on behalf of
South Asia Wireless Communications (Mauritius) Limited

Dated 16th July, 1997